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                                  EXHIBIT 99.1
                            Mohawk Industries, Inc.
                                 Press Release




NEWS RELEASE                                  [LOGO OF MOHAWK APPEARS HERE]
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                                              POST OFFICE BOX 12069
                                              SOUTH INDUSTRIAL BLVD.
                                              CALHOUN, GA 30703
                                              (706) 629-7721

FOR RELEASE:        IMMEDIATELY

CONTACT:            JOHN D. SWIFT, CHIEF FINANCIAL OFFICER



         MOHAWK INDUSTRIES, INC. ANNOUNCES AGREEMENT TO ACQUIRE IMAGE INDUSTRIES, INC. AND CLOSING OF THE ACQUISITION OF WORLD CARPETS, INC.

CALHOUN, GEORGIA, NOVEMBER 12, 1998 - MOHAWK INDUSTRIES, INC. (NYSE: MHK) TODAY ANNOUNCED THAT IT HAS REACHED AGREEMENT WITH THE MAXIM GROUP, INC. TO ACQUIRE CERTAIN ASSETS AND ASSUME CERTAIN OBLIGATIONS AND LIABILITIES OF IMAGE INDUSTRIES, INC., ITS WHOLLY-OWNED SUBSIDIARY. UNDER THE AGREEMENT, MOHAWK WILL PAY APPROXIMATELY $210 MILLION IN CASH (DEBT-FREE) FOR CERTAIN ASSETS AND WILL ASSUME CERTAIN OBLIGATIONS AND LIABILITIES OF IMAGE. THE ACQUISITION IS SUBJECT TO THE EXPIRATION OF THE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ACT AND CERTAIN OTHER CUSTOMARY CONDITIONS BUT IS EXPECTED TO CLOSE DURING THE FIRST QUARTER 1999.

IMAGE IS A LEADING PLASTIC RECYCLER AND CARPET MANUFACTURER WITH ANNUAL SALES OF APPROXIMATELY $190 MILLION. IMAGE PRIMARILY MANUFACTURES POLYESTER RESIDENTIAL CARPET AND HAS VERTICALLY INTEGRATED ITS MANUFACTURING PROCESS INTO THE EXTRUSION OF POLYESTER FIBER FROM DISCARDED PLASTIC SODA BOTTLES AND OTHER SOURCES OF POST-CONSUMER PLASTICS.

IN ADDITION, MOHAWK ANNOUNCED TODAY THAT IT CLOSED THE PREVIOUSLY ANNOUNCED ACQUISITION OF WORLD CARPETS, INC. MOHAWK EXCHANGED APPROXIMATELY 4.9 MILLION SHARES OF ITS COMMON STOCK IN EXCHANGE FOR ALL OF THE OUTSTANDING SHARES OF WORLD CAPITAL STOCK. WORLD HAS ANNUAL SALES OF APPROXIMATELY $430 MILLION FROM ITS VARIOUS PRODUCT LINES.
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COMMENTING ON THESE ACQUISITIONS, DAVID L. KOLB, CHAIRMAN AND CHIEF EXECUTIVE
OFFICER OF MOHAWK STATED, "THE ACQUISITION OF IMAGE WILL MAKE MOHAWK ONE OF THE TOP MANUFACTURERS OF POLYESTER RESIDENTIAL CARPET WITH STATE-OF-THE ART RECYCLING AND PRODUCTION TECHNOLOGY FILLING A MARKET NICHE IN WHICH MOHAWK DOES NOT CURRENTLY HAVE A STRONG PRESENCE. THE IMAGE ACQUISITION IS EXPECTED TO BE ACCRETIVE TO MOHAWK'S EARNINGS IMMEDIATELY AFTER CLOSING. IN ADDITION TO PROVIDING A LOW COST POSITION IN SYNTHETIC STAPLE YARN PRODUCTS, THE IMAGE ACQUISITION WILL PROVIDE OPPORTUNITIES FOR FURTHER SAVINGS DURING 1999 WHEN YARN SPINNING AND HEAT SETTING OPERATIONS CURRENTLY PERFORMED BY THIRD PARTY CONTRACTORS FOR IMAGE IS TRANSFERRED TO MOHAWK'S EXISTING UNUSED INTERNAL CAPACITY. FINALLY, WE EXPECT FURTHER GROWTH IN IMAGE'S POLYESTER PRODUCTS FROM PROGRAMS PUT IN PLACE BY MAXIM EARLIER IN 1998 TO FILL THE POLYESTER CARPET NEEDS OF ITS RECENTLY ACQUIRED RETAIL STORE CHAINS.

WE CONTINUE TO BE VERY EXCITED ABOUT THE PROSPECTS FROM THE ACQUISITION OF WORLD WHICH IS EXPECTED TO BE ACCRETIVE TO OUR EARNINGS IN 1999. THE WORLD ACQUISITION WILL ALLOW FOR BETTER SELECTION OF PRODUCTS, GREATER ECONOMIES OF SCALE AND MORE EFFICIENT DISTRIBUTION METHODS. BOTH OF THESE ACQUISITIONS WILL ENHANCE OUR POSITION AS A LOW COST LEADER IN THE INDUSTRY AND PROVIDE ADDITIONAL MARKETING AND SALES OPPORTUNITIES FOR MOHAWK. WE BELIEVE THESE ACQUISITIONS WILL ADD INCREASED VALUE FOR OUR INVESTORS AND A BROADER PRODUCT SELECTION FOR OUR CUSTOMERS."

CERTAIN OF THE STATEMENTS IN THE IMMEDIATELY PRECEDING PARAGRAPHS REGARDING THE IMAGE AND WORLD ACQUISITIONS MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1993, AS AMENDED, AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND ARE SUBJECT TO THE SAFE HARBOR PROVISIONS THEREOF. THOSE STATEMENTS ARE BASED ON ASSUMPTIONS REGARDING THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE IMAGE AND WORLD. THESE OR OTHER ASSUMPTIONS COULD PROVE INACCURATE AND THEREFORE, THERE CAN BE NO ASSURANCE THAT THE "FORWARD-LOOKING STATEMENTS" WILL PROVE TO BE ACCURATE.

MOHAWK IS A LEADING PRODUCER OF WOVEN AND TUFTED BROADLOOM CARPET AND RUGS FOR RESIDENTIAL AND COMMERCIAL APPLICATIONS. THE COMPANY DESIGNS, MANUFACTURES AND MARKETS CARPET IN A BROAD RANGE OF COLORS, TEXTURES AND PATTERNS AND IS WIDELY RECOGNIZED THROUGH ITS PREMIER BRAND NAMES, SOME OF WHICH INCLUDE "ALADDIN," "ALEXANDER SMITH," "BIGELOW," "GALAXY," "HARBINGER," "HELIOS," "HORIZON," "KARASTAN," "MOHAWK," "MOHAWK COMMERCIAL" AND "WORLD." MOHAWK OFFERS A BROAD LINE OF WASHABLE ACCENT AND BATH RUGS THROUGH ALADDIN AND NEWMARK & JAMES; AREA RUGS THROUGH KARASTAN, AMERICAN RUG CRAFTSMEN AND AMERICAN WEAVERS; AND DECORATIVE THROWS, PLACEMATS, TABLE RUNNERS AND KITCHEN CHAIR PADS THROUGH AMERICAN WEAVERS. MOHAWK ALSO OFFERS A COMPLETE LAMINATE PRODUCT LINE UNDER THE INSIGNIA BRAND NAME AND DISTRIBUTES CARPET PADDING AND CERAMIC TILE. THE COMPANY MARKETS ITS PRODUCTS PRIMARILY THROUGH RETAILERS AND COMMERCIAL DEALERS.

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